First Guaranty Bancshares, Inc. S-3

 Exhibit 107

Calculation of Filing Fee Tables

Form S-3

FIRST GUARANTY BANCSHARES, INC.

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Pricer Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Debt	Debt Securities(2)	457(o)
Equity	Common Stock, $1.00 par value per share	457(o)
Equity	Preferred Stock, $1,000 par value per share	457(o)
Equity	Depository Shares	457(o)
Equity	Warrants(3)	457(o)
Debt	Purchase Contracts	457(o)
Equity	Units (4)	457(o)
Equity	Subscription Rights	457(o)
Unallocated (Universal) Shelf	(1)	457(o)	$50,000,000		$50,000,000	0.0000927	$4,635
			Total Offering		$50,000,000
			Previously Paid				$—
			Total Fee Offsets				$1,436
			Net Fee Due				$3,199

(1) The amount to be registered consists of up to $50,000,000 of an indeterminate amount of each security class list in Table 1.

(2) The debt securities to be offered hereunder will consist of one or more series of senior debt securities or subordinated debt securities, or any combination thereof, as more fully described herein.

(3) Warrants exercisable for common stock, non-voting common stock, preferred stock, depositary shares, debt securities or other securities.

(4) Each unit will be issued under a unit agreement and will represent an interest in a combination of one or more of the securities registered hereunder.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed Unallocated (Universal) Shelf	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	First Guaranty Bancshares, Inc.	S-3	333-249169	9/30/2020	9/30/2020	$ 1,436		(1)	(1)	(1)	$3,199

(1) On November 3, 2017, the registrant initially filed a Registration Statement on Form S-3 (File No. 333-221335) (the “Original Registration Statement”), amended on November 9, 2017, which registered an aggregate principal amount of $50,000,000 of Debt Securities, Common Stock, $1.00 par value per share, Preferred Stock, $1,000 par value per share, Depository Shares, Warrants, Purchase Contracts, Units, and Subscription Rights to be offered by the registrant from time to time. The registrant paid $6,225 in filing fees associated with the Original Registration Statement. The Original Registration Statement was declared effective on November 14, 2017 and $25,000,000 aggregate initial offering price of securities were sold. On September 30, 2020 (the registrant filed a Registration Statement on Form S-3 (File No. 333-249169) (the “Subsequent Registration Statement”), which registered an aggregate principal amount of $50,000,000 of Debt Securities, Common Stock, $1.00 par value per share, Preferred Stock, $1,000 par value per share, Depository Shares, Warrants, Purchase Contracts, Units, and Subscription Rights to be offered by the registrant from time to time. Registrant used $3,377 of the unused filing fees from the Original Registration Statement to offset a registration fee payable in connection with the Subsequent Registration Statement. Of the $50,000,000 aggregate amount of securities registered under the Subsequent Registration Statement, $15,000,000 remain unissued, which unissued securities are hereby deregistered. Accordingly, pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the registrant is entitled to offset against, the filing fee due for this Registration Statement, $1,436 of the Subsequent Registration Statement filing fee paid with respect to the unissued securities under the Subsequent Registration Statement.